Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------
For:    Cathay General Bancorp                           Contact:   Heng W. Chen
        777 N. Broadway                                  (213) 625-4752
        Los Angeles, CA 90012

        CATHAY GENERAL BANCORP ANNOUNCES 12th CONSECUTIVE YEAR OF DOUBLE
        ----------------------------------------------------------------
        DIGIT EARNINGS GROWTH AND RECORD 2005 EARNINGS OF $104.1 MILLION
        ----------------------------------------------------------------

     Los Angeles, Calif., January 26: Cathay General Bancorp (the "Company",
NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the fourth quarter and for the year ended December 31, 2005.

STRONG FINANCIAL PERFORMANCE

                                           Three months ended December 31,           Year ended December 31,
                                         ----------------------------------    -----------------------------------
                                               2005              2004                2005                2004
------------------------------------------------------------------------------------------------------------------
Net income                               $  26.7 million    $  21.6 million    $  104.1 million    $  86.8 million
Basic earnings per share                 $          0.53    $          0.43    $           2.07    $          1.74
Diluted earnings per share               $          0.53    $          0.42    $           2.05    $          1.72
Return on average assets                            1.70%              1.44%               1.69%              1.51%
Return on average stockholders' equity             13.93%             12.44%              14.05%             13.27%
Efficiency ratio                                   37.14%             39.76%              36.86%             39.23%

FOURTH QUARTER HIGHLIGHTS

o Fourth quarter earnings increased $5.1 million, or 23.9%, compared to the same quarter a year ago, which had included an after-tax non-cash charge of $3.2 million for "other-than-temporary impairment" on perpetually floating-rate preferred securities.

o Diluted earnings per share reached $0.53, increasing 26.2% compared to the same quarter a year ago.

o Return on average assets was 1.70% for the quarter ended December 31, 2005, compared to 1.74% for the quarter ended September 30, 2005, and 1.44% for the same quarter a year ago.

o Return on average stockholders' equity was 13.93% for the quarter ended December 31, 2005, compared to 14.22% for the quarter ended September 30, 2005, and 12.44% for the same quarter a year ago.

o Net interest margin on a fully taxable equivalent basis was 4.34% compared to 4.14% for the same quarter a year ago and 4.28% for the third quarter of 2005.

o Net charge-offs were $829,000 during the fourth quarter of 2005, compared to net recoveries of $881,000 for the quarter ended September 30, 2005, and net charge-offs of $3.2 million for the same quarter of 2004.

o Gross loans increased from September 30, 2005, by $277.8 million, or 6.4%, for the quarter to $4.6 billion at December 31, 2005.

o The Company has received regulatory approval for purchase of up to 100% of the shares of Great Eastern Bank and continues to pursue the acquisition.

o On October 27, 2005, the Company was added as a member to the Standard & Poor's (S&P) MidCap 400 Index.

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

                                                                          Page 2

FULL YEAR HIGHLIGHTS

o Record net income of $104.1 million, or 19.9%, over 2004. This strong earnings performance resulted in an increase of 19.2% in diluted earnings per share to $2.05 compared with diluted earnings per share of $1.72 a year ago.

o Gross loans at December 31, 2005, were $4.6 billion, an increase of $815.8 million, or 21.3%, over December 31, 2004.

o Deposit balances at December 31, 2005, grew to $4.9 billion, an increase of $321.2 million, or 7.0%, compared to deposit balance at December 31, 2004.

o Nonaccrual loans decreased $3.4 million from $19.2 million at December 31, 2004, to $15.8 million at December 31, 2005.

o Net charge-offs of $2.1 million for 2005 compared to net charge-offs of $2.9 million in 2004.

o Efficiency ratio was 36.86% for the year 2005 compared to 39.23% for the year 2004.

     "We are pleased to report our twelfth consecutive year of double digit earnings growth. Continued strong organic loan growth, a higher net interest margin, low net charge-offs, and an improved efficiency ratio were the main factors that contributed to the record results," commented Dunson K. Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

     "We expect to open a new office in downtown San Francisco during the first quarter and are working on plans to open several additional offices during 2006 to attract new customers and to expand our branch network," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

     "We are optimistic that 2006 should be another record year for Cathay General Bancorp," concluded Dunson K. Cheng.

INCOME STATEMENT REVIEW

Net interest income before provision for loan losses

     Our net interest income before provision for loan losses increased by $5.7 million to $62.4 million during the fourth quarter of 2005, or 10.0% higher than the $56.7 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans and the increases in market interest rates.

     The net interest margin, on a fully taxable-equivalent basis, was 4.34% for the fourth quarter of 2005. The net interest margin increased from 4.28% in the third quarter of 2005 and 4.14% in the fourth quarter of 2004, primarily as a result of the decrease in securities as a proportion of earning assets and the increases in short term interest rates.

     For the fourth quarter of 2005, the interest rate earned on our average interest-earning assets was 6.67% on a fully taxable-equivalent basis, and our cost of funds on average interest-bearing liabilities equaled 2.87%. In comparison, for the fourth quarter of 2004, the interest rate earned on our average interest-earning assets was 5.46% and our cost of funds on average interest-bearing liabilities equaled 1.63%. The net interest spread decreased from 3.83% in the fourth quarter of 2004 to 3.80% in the fourth quarter of 2005 due to the increase in wholesale borrowing rates.

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

                                                                          Page 3

Provision for loan losses

     The provision for loan losses was zero for the fourth quarter of 2005 and for the fourth quarter of 2004 compared to a negative $1.0 million provision for loan losses for the third quarter of 2005. The provision for loan losses was based on the review of the adequacy of the allowance for loan losses at December 31, 2005. The provision for loan losses represents the charge or credit against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The following table summarizes the charge-offs and recoveries for the quarters shown:

                                             For the three months ended,
-------------------------------------------------------------------------------------
                                   December 31,     September 30,       December 31,
(Dollars in thousands)                2005              2005               2004
------------------------------------------------   ----------------------------------
Charge-offs                      $         1,284   $             -    $         4,872
Recoveries                                   455               881              1,711
                                 ---------------   ---------------    ---------------
Net Charge-offs (Recoveries)     $           829   $          (881)   $         3,161
                                 ---------------   ---------------    ---------------

Non-interest income

    Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $5.2 million for the fourth quarter of 2005, an increase of $4.6 million, compared to the non-interest income of $629,000 for the fourth quarter of 2004. Included in the fourth quarter 2004 results was a non-cash charge of $5.5 million, or $3.2 million net of tax, for "other-than-temporary impairment" on perpetual floating-rate preferred securities issued by government sponsored enterprises.

    For the fourth quarter of 2005, the Company recorded net securities gains of $183,000 compared to net securities losses of $4.9 million for the same quarter in 2004. Includes in these net securities gains and losses were the "other-than-temporary impairment" charge of $115,000 for the fourth quarter of 2005 and $5.5 million for the fourth quarter of 2004.

     Letters of credit commissions decreased $184,000, or 14.3%, from $1.3 million in the fourth quarter of 2004 to $1.1 million in the fourth quarter of 2005 due primarily to lower letter of credit volumes and the amortization during 2005 of all standby letter of credit fees received. Depository service fees decreased $280,000, or 18.0%, from $1.6 million in the fourth quarter of 2004 to $1.3 million in the fourth quarter of 2005 due to decreases in wire transfer charges and the increases in short term interest rates which resulted in lower account analysis fees collected from depositors. Other operating income decreased $107,000, or 3.9%, from $2.7 million in the fourth quarter of 2004 to $2.6 million in the fourth quarter of 2005.

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

                                                                          Page 4
Non-interest expense

    Non-interest expense increased $2.3 million, or 10.1%, to $25.1 million in the fourth quarter of 2005 compared to the same quarter a year ago primarily due to increases in salaries and employee benefits expenses, professional service expenses, marketing expenses, and operating expenses of other real estate owned ("OREO") and affordable housing investments. The efficiency ratio was 37.14% for the fourth quarter of 2005 compared to 39.76% for the year ago quarter. Salaries and employee benefits increased $1.15 million, or 9.2%, from $12.6 million in the fourth quarter of 2004 to $13.7 million in the fourth quarter of 2005 due primarily to the higher amortization expense for stock options. Occupancy expense increased by $174,000, or 8.5%, from $2.1 million in the fourth quarter of 2004 to $2.2 million in the fourth quarter of 2005, due primarily to the addition of new branches. Professional services expenses increased $340,000, or 19.2%, from $1.8 million in the fourth quarter of 2004 to $2.1 million in the fourth quarter of 2005 due primarily to increases in external auditing expenses, professional expenses related to testing of the Company's internal control over financial reporting, and consulting expenses. OREO expenses increased $215,000 in the fourth quarter of 2005 compared to the fourth quarter of 2004 primarily due to the $250,000 receipt of the reimbursement for certain environmental cleanup expenditures in the fourth quarter of 2004. Expenses from operation of affordable housing investments that qualified for low-income housing tax credits increased $229,000, or 27.8%, to $1.1 million compared to $823,000 in the same quarter a year ago due to additional investments in affordable housing investments.

Income taxes

     The effective tax rate was 37.1% for the fourth quarter of 2005 and 37.6% for the fourth quarter of 2004. The effective tax rate was 37.5% for the twelve months of 2005, compared to 38.2% for the twelve months of 2004.

    On December 31, 2003, the California Franchise Tax Board (FTB) announced its intent to list certain transactions that in its view constitute potentially abusive tax shelters. Included in the transactions subject to this listing were transactions utilizing regulated investment companies (RICs) and real estate investment trusts (REITs). As part of the notification indicating the listed transactions, the FTB also indicated its position that it intends to disallow tax benefits associated with these transactions. While the Company continues to believe that the tax benefits recorded in three prior years with respect to its RIC were appropriate and fully defensible under California law, the Company has deemed it prudent to participate in Voluntary Compliance Initiative - Option 2, requiring payment of all California taxes and interest on these disputed 2000 through 2002 tax benefits, and permitting the Company to claim a refund for these years while avoiding certain potential penalties. The Company retains potential exposure for assertion of an accuracy-related penalty should the FTB prevail in its position in addition to the risk of not being successful in its refund claims. As of December 31, 2005, the Company reflected a $12.1 million net state tax receivable for the years 2000, 2001, and 2002 after giving effect to reserves for loss contingencies on the refund claims, or an equivalent of $7.9 million after giving effect to Federal tax benefits. The FTB is currently in the process of reviewing and assessing our refund claims for taxes and interest for tax years 2000 through 2002. Although the Company believes its tax deductions related to the regulated investment company were appropriate and fully defensible, there can be no assurance of the outcome of its refund claims, and an adverse outcome on the refund claims could result in a loss of all or a portion of the $7.9 million net state tax receivable after giving effect to Federal tax benefits.

BALANCE SHEET REVIEW

     Total assets increased by $275.3 million, or 4.5%, to $6.4 billion at December 31, 2005 from year-end 2004 of $6.1 billion. The increase in total assets was represented primarily by loan growth, partially offset by a decrease of securities available-for-sale.

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

     The growth of gross loans to $4.6 billion as of December 31, 2005, from $3.8 billion as of December 31, 2004, represents growth of $815.8 million, or 21.3%, due primarily to increases in commercial mortgage loans. The growth in gross loans during the fourth quarter was $277.8 million, or 6.4%.

     The changes in the loan composition from year-end 2004 are presented below:

                                            December 31,       December 31,             %
(Dollars in thousands)                          2005               2004              Change
----------------------------------------   ---------------    ---------------    ---------------
LOANS
Commercial                                 $     1,110,401    $       955,377                 16
Residential mortgage and equity lines              431,289            331,727                 30
Commercial mortgage                              2,598,157          2,119,349                 23
Real estate construction                           492,622            412,611                 19
Installment                                         13,662             10,481                 30
Other                                                1,684              2,443                (31)
                                           ---------------    ---------------
    Gross loans and leases                 $     4,647,815    $     3,831,988                 21
Allowance for loan losses                          (60,251)           (62,880)                (4)
Unamortized deferred loan fees                     (12,733)           (11,644)                 9
                                           ---------------    ---------------
    Total loans and leases, net            $     4,574,831    $     3,757,464                 22
                                           ===============    ===============

     Total deposits increased $321.2 million, or 7.0%, to $4.9 billion from year-end 2004 of $4.6 billion. The changes in the deposit composition from year-end 2004 are presented below:

                                            December 31,       December 31,             %
(Dollars in thousands)                          2005               2004              Change
---------------------------------------    ---------------    ---------------    ---------------
DEPOSITS
Non-interest bearing accounts              $       726,722    $       674,791                  8
NOW accounts                                       240,885            253,767                 (5)
Money market accounts                              523,076            588,526                (11)
Savings                                            364,793            418,041                (13)
Time deposits under $100                           641,411            539,811                 19
Time deposits of $100 or more                    2,419,463          2,120,201                 14
                                           ---------------    ---------------
    Total deposits                         $     4,916,350    $     4,595,137                  7
                                           ===============    ===============

     Advances from the Federal Home Loan Bank ("FHLB") decreased $330.0 million to $215.0 million at December 31, 2005, compared to $545.0 million at December 31, 2004. Securities sold under agreement to repurchase increased $185.0 million to $200.0 million at December 31, 2005. The Bank entered into long-term repurchase agreements totaling $200.0 million during the quarter which have a final maturity of five years. The repurchase agreements have enabled us to lower our reliance on FHLB borrowings and provide us with long-term borrowing at a lower cost. Federal funds purchased increased $43.0 million to $119.0 million at December 31, 2005, from $76.0 million at December 31, 2004.

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

ASSET QUALITY REVIEW

     Non-performing assets to gross loans was 0.39% at December 31, 2005, compared to 0.59% at December 31, 2004, and 0.40% at September 30, 2005. Total non-performing assets decreased $4.6 million, or 20.3%, to $17.9 million at December 31, 2005, compared with $22.5 million at December 31, 2004. The allowance for loan losses was $60.3 million at December 31, 2005, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.30% of period-end gross loans and 337% of non-performing loans at December 31, 2005. The comparable ratios were 1.64% of gross loans and 280% of non-performing loans at December 31, 2004. Results of the changes to the Company's non-performing assets and troubled debt restructurings are highlighted below:

                                            December 31,       December 31,             %
(Dollars in thousands)                          2005               2004              Change
----------------------------------------   ---------------    ---------------    ---------------
NON-PERFORMING ASSETS
Accruing loans past due 90 days or more    $         2,106    $         3,260                (35)
Non-accrual loans                                   15,799             19,211                (18)
                                           ---------------    ---------------
   Total non-performing loans                       17,905             22,471                (20)
   Other real estate owned                               0                  0
                                           ---------------    ---------------
   Total non-performing assets             $        17,905    $        22,471                (20)
                                           ---------------    ---------------
Troubled debt restructurings               $         3,088    $         1,006                207
                                           ===============    ===============

    The balance of restructured loans increased $2.1 million to $3.1 million as of December 31, 2005, compared to $1.0 million as of December 31, 2004. The restructured loans were comprised of two borrowers as of December 31, 2005.

CAPITAL ADEQUACY REVIEW

     At December 31, 2005, the Tier 1 risk-based capital ratio of 10.66%, total risk-based capital ratio of 11.77%, and Tier 1 leverage capital ratio of 9.80%, continue to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent, and a Tier 1 leverage capital ratio equal to or greater than five percent. At December 31, 2004, the Company's Tier 1 risk-based capital ratio was 10.78%, the total risk-based capital ratio was 12.03%, and Tier 1 leverage capital ratio was 8.86%.

     For the twelve months of 2005, the Company repurchased 738,542 shares of its common stock for $24.5 million, or $33.18 average cost per share. No shares were repurchased during the fourth quarter of 2005. At December 31, 2005, 451,703 shares remain under the Company's latest stock buyback authorization which was announced on March 18, 2005.

YEAR-TO-DATE REVIEW

     Net income was $104.1 million, or $2.05 per diluted share for the twelve months ended December 31, 2005, an increase of 19.9% in net income over the $86.8 million, or $1.72 per diluted share for the twelve months ended December 31, 2004, due primarily to the increase of net interest income. The net interest margin on a fully-taxable-equivalent basis for 2005 increased 17 basis points to 4.26% compared to 4.09% in 2004.

     Return on average stockholders' equity was 14.05% and return on average assets was 1.69% in 2005, compared to a return on average stockholders' equity of 13.27% and a return on average assets of 1.51% in 2004. The efficiency ratio in 2005 was 36.86% compared to 39.23% in 2004.

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

ABOUT CATHAY GENERAL BANCORP

     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, two in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

    Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to successfully consummate a transaction with Great Eastern Bank or realize the benefits of such a transaction if consummated, the Company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new markets, fluctuations in interest rates, demographic changes, inflation, increases in competition, deterioration in asset or credit quality, earthquake or other natural disasters affecting the condition of real estate collateral, changes in the availability of capital, legislative and regulatory developments, such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies, changes in business strategy, including the formation of a real estate investment trust, and general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit.

    These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. All forward-looking statements speak only as of the date of this news release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events. There can be no guarantee that any transaction between Cathay General Bancorp and Great Eastern Bank will occur or what the price or terms of any such transaction may be.

    Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213)
625-4749.

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

                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                               Three months ended December 31,       Twelve months ended December 31,
(Dollars in thousands,                      ------------------------------------   ------------------------------------
except per share data)                         2005         2004       % Change       2005        2004        % Change
-----------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Net interest income before provision
 for loan losses                            $   62,372   $   56,705           10   $  240,382   $  214,817           12
  Provision (reversal) for loan losses               -            -            -         (500)           -         (100)
                                            -----------------------                -----------------------
    Net interest income after provision
    (reversal) for loan losses                  62,372       56,705           10      240,882      214,817           12
  Non-interest income                            5,181          629          724       22,486       16,265           38
  Non-interest expense                          25,091       22,795           10       96,887       90,660            7
                                            -----------------------                -----------------------
  Income before income tax expense              42,462       34,539           23      166,481      140,422           19
  Income tax expense                            15,750       12,971           21       62,390       53,609           16
                                            -----------------------                -----------------------
  Net income                                $   26,712   $   21,568           24   $  104,091   $   86,813           20
                                            =======================                =======================
  Net income per common share:
    Basic                                   $     0.53   $     0.43           23   $     2.07   $     1.74           19
    Diluted                                 $     0.53   $     0.42           26   $     2.05   $     1.72           19

Cash dividends paid per common share        $     0.09   $     0.09            -   $     0.36   $     0.30           20

=======================================================================================================================

SELECTED RATIOS
  Return on average assets                        1.70%        1.44%          18         1.69%        1.51%          12
  Return on average stockholders' equity         13.93%       12.44%          12        14.05%       13.27%           6
  Efficiency ratio                               37.14%       39.76%          (7)       36.86%       39.23%          (6)
  Dividend payout ratio                          16.90%       20.80%         (19)       17.44%       17.19%           1

=======================================================================================================================

YIELD ANALYSIS (Fully-taxable-equivalent)
  Average interest-earning assets                 6.67%        5.46%          22         6.20%        5.22%          19
  Average interest-bearing liabilities            2.87%        1.63%          76         2.38%        1.39%          71
  Net interest spread                             3.80%        3.83%          (1)        3.82%        3.83%          (0)
  Net interest margin                             4.34%        4.14%           5         4.26%        4.09%           4

=======================================================================================================================

                                            December 31,  December 31,
                                                2005         2004
                                            -----------   -----------
CAPITAL RATIOS
  Tier 1 risk-based capital ratio                 10.66%        10.78%
  Total risk-based capital ratio                  11.77%        12.03%
  Tier 1 leverage capital ratio                    9.80%         8.86%

=======================================================================================================================

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

                                                                          Page 9
                             CATHAY GENERAL BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(In thousands, except                                December 31,   December 31,
share and per share data)                                2005          2004         % change
--------------------------------------------------   ------------   ------------   ------------
ASSETS
Cash and due from banks                              $    109,275   $     86,133             27
Securities available-for-sale (amortized cost of
 $1,264,578 in 2005 and $1,811,891 in 2004)             1,241,708      1,817,942            (32)
Loans                                                   4,647,815      3,831,988             21
  Less:  Allowance for loan losses                        (60,251)       (62,880)            (4)
         Unamortized deferred loan fees, net              (12,733)       (11,644)             9
                                                     ------------   ------------
         Loans, net                                     4,574,831      3,757,464             22
Affordable housing investments, net                        61,449         45,145             36
Premises and equipment, net                                33,912         33,421              1
Customers' liability on acceptances                        16,153         14,368             12
Accrued interest receivable                                24,767         21,712             14
Goodwill                                                  239,527        241,013             (1)
Other intangible assets, net                               41,508         47,494            (13)
Other assets                                               30,183         33,313             (9)
                                                     ------------   ------------
  Total assets                                       $  6,373,313   $  6,098,005              5
                                                     ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing demand deposits               $    726,722   $    674,791              8
  Interest-bearing deposits:
    NOW deposits                                          240,885        253,767             (5)
    Money market deposits                                 523,076        588,526            (11)
    Savings deposits                                      364,793        418,041            (13)
    Time deposits under $100                              641,411        539,811             19
    Time deposits of $100 or more                       2,419,463      2,120,201             14
                                                     ------------   ------------
    Total deposits                                      4,916,350      4,595,137              7
                                                     ------------   ------------
Federal funds purchased                                   119,000         76,000             57
Securities sold under agreement to repurchase             200,000         15,000          1,233
Advances from the Federal Home Loan Bank                  215,000        545,000            (61)
Other borrowings                                           40,507         17,116            137
Junior subordinated notes                                  53,976         53,916              0
Acceptances outstanding                                    16,153         14,368             12
Minority interest in consolidated subsidiaries              8,500          8,620             (1)
Other liabilities                                          30,210         56,855            (47)
                                                     ------------   ------------
  Total liabilities                                     5,599,696      5,382,012              4
                                                     ------------   ------------
  Commitments and contingencies                                 -              -              -
                                                     ------------   ------------
  Total stockholders' equity                              773,617        715,993              8
                                                     ------------   ------------
  Total liabilities and stockholders' equity         $  6,373,313   $  6,098,005              5
                                                     ============   ============
Book value per share                                 $      15.41   $      14.13              9
Number of shares outstanding                           50,191,089     50,677,896

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

                                                                         Page 10

                             CATHAY GENERAL BANCORP
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                             Three months ended            Twelve months ended
                                                                 December 31,                 December 31,
                                                         ---------------------------   ---------------------------
(In thousands, except share and per share data)              2005           2004           2005          2004
------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest on loans                                        $     82,119   $     55,858   $    285,108   $    200,109
Interest on securities available-for-sale - taxable            12,924         18,064         60,549         70,418
Interest on securities available-for-sale - nontaxable            861          1,002          3,689          3,811
Dividend income                                                   206             95            710            386
Interest on federal funds sold and securities
 purchased under agreements to resell                              17              2            237            104
Interest on deposits with banks                                    88             49            368            151
                                                         ---------------------------   ---------------------------
Total interest income                                          96,215         75,070        350,661        274,979
                                                         ---------------------------   ---------------------------

INTEREST EXPENSE
Time deposits of $100 or more                                  20,274          9,425         60,477         32,280
Other deposits                                                  8,641          5,451         32,131         17,555
Other borrowed funds                                            4,928          3,489         17,671         10,327
                                                         ---------------------------   ---------------------------
Total interest expense                                         33,843         18,365        110,279         60,162
                                                         ---------------------------   ---------------------------
Net interest income before provision (reversal) for
 loan losses                                                   62,372         56,705        240,382        214,817
Provision (reversal) for loan losses                                -              -           (500)             -
                                                         ---------------------------   ---------------------------
Net interest income after provision (reversal) for
 loan losses                                                   62,372         56,705        240,882        214,817
                                                         ---------------------------   ---------------------------
NON-INTEREST INCOME
Securities gains (losses), net                                    183         (4,940)         1,473         (3,979)
Letters of credit commissions                                   1,100          1,284          4,191          4,741
Depository service fees                                         1,279          1,559          5,627          6,446
Gains on sale of premises and equipment                             -              -            958             24
Other operating income                                          2,619          2,726         10,237          9,033
                                                         ---------------------------   ---------------------------
Total non-interest income                                       5,181            629         22,486         16,265
                                                         ---------------------------   ---------------------------
NON-INTEREST EXPENSE
Salaries and employee benefits                                 13,737         12,584         52,571         49,149
Occupancy expense                                               2,232          2,058          8,841          8,093
Computer and equipment expense                                  1,757          1,757          7,003          7,020
Professional services expense                                   2,109          1,769          7,695          6,671
FDIC and State assessments                                        252            255            997          1,032
Marketing expense                                                 850            641          2,487          2,474
Other real estate owned expense (income)                          (35)          (250)           (46)           292
Operations of affordable housing investments                    1,052            823          4,042          2,900
Amortization of core deposit intangibles                        1,404          1,333          5,955          5,333
Other operating expense                                         1,733          1,825          7,342          7,696
                                                         ---------------------------   ---------------------------
Total non-interest expense                                     25,091         22,795         96,887         90,660
                                                         ---------------------------   ---------------------------
Income before income tax expense                               42,462         34,539        166,481        140,422
Income tax expense                                             15,750         12,971         62,390         53,609
                                                         ---------------------------   ---------------------------
Net income                                                     26,712         21,568        104,091         86,813
                                                         ---------------------------   ---------------------------
Other comprehensive loss, net of tax                           (3,215)        (1,177)       (16,881)        (5,817)
                                                         ---------------------------   ---------------------------
Total comprehensive income                               $     23,497   $     20,391   $     87,210   $     80,996
                                                         ===========================   ===========================
Net income per common share:
  Basic                                                  $       0.53   $       0.43   $       2.07   $       1.74
  Diluted                                                $       0.53   $       0.42   $       2.05   $       1.72

Cash dividends paid per common share                     $       0.09   $       0.09   $       0.36   $       0.30
Basic average common shares outstanding                    50,168,588     50,210,808     50,373,076     49,869,271
Diluted average common shares outstanding                  50,674,892     50,934,828     50,821,093     50,480,154

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

                                                                         Page 11

                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                      For the three months ended,
------------------------------------------------------------------------------------------------------------------------------
(In thousands)                        December 31, 2005                December 31, 2004               September 30, 2005
------------------------------------------------------------    -----------------------------    -----------------------------
                                                  Average                          Average                          Average
                                  Average        Yield/Rate        Average        Yield/Rate        Average        Yield/Rate
                                  Balance         (1)(2)           Balance          (1)(2)          Balance          (1)(2)
                               -----------------------------    -----------------------------    -----------------------------
INTEREST-EARNING ASSETS
Federal funds sold and
 securities purchased under
 agreements to resell          $       1,712            3.94%   $         505            1.66%   $       1,084            3.29%
Taxable securities
 available-for-sale                1,186,340            4.32%       1,681,589            4.27%       1,293,656            4.13%
Tax-exempt securities
 available-for-sale (1)               97,594            6.54%         109,497            6.08%         101,784            6.38%
Loans and leases (2)               4,459,628            7.31%       3,712,830            5.99%       4,217,559            7.00%
Deposits with banks                   11,933            2.93%           5,836            3.31%           8,918            4.49%
                               -------------                    -------------                    -------------
  Total interest-earning
   assets                      $   5,757,207            6.67%   $   5,510,257            5.46%   $   5,623,001            6.33%
                               -------------                    -------------                    -------------
INTEREST-BEARING LIABILITIES
Interest-bearing
 demand deposits               $     773,885            1.59%   $     868,792            0.74%   $     756,822            1.15%
Savings deposits                     372,789            0.73%         422,086            0.35%         384,064            0.55%
Time deposits                      3,057,072            3.26%       2,621,548            1.95%       3,022,360            2.97%
                               -------------                    -------------                    -------------
  Total interest-bearing
   deposits                    $   4,203,746            2.73%   $   3,912,426            1.51%   $   4,163,246            2.42%
Other borrowed funds                 466,929            4.19%         568,178            2.44%         385,714            3.79%
                               -------------                    -------------                    -------------
  Total interest-bearing
   liabilities                     4,670,675            2.87%       4,480,604            1.63%       4,548,960            2.54%
Non-interest-bearing
 demand deposits                     726,348                          692,379                          704,934
                               -------------                    -------------                    -------------
  Total deposits and other
   borrowed funds              $   5,397,023                    $   5,172,983                    $   5,253,894
                               -------------                    -------------                    -------------
Total average assets           $   6,223,906                    $   5,965,757                    $   6,071,519
Total average
 stockholders' equity          $     760,585                    $     689,945                    $     744,368
                               -------------                    -------------                    -------------

                                                For the twelve months ended,
---------------------------------------------------------------------------------------------
(In thousands)                       December 31, 2005                 December 31, 2004
------------------------------------------------------------    -----------------------------
                                                  Average                          Average
                                  Average        Yield/Rate        Average        Yield/Rate
                                  Balance         (1) (2)          Balance         (1) (2)
                               -----------------------------    -----------------------------
INTEREST-EARNING ASSETS
Federal funds sold and
 securities purchased
 under agreements to resell    $       8,005            2.96%   $      12,424            0.84%
Taxable securities
 available-for-sale                1,405,305            4.31%       1,661,862            4.24%
Tax-exempt securities
 available-for-sale (1)              103,026            6.46%         105,893            6.08%
Loans and leases                   4,165,301            6.84%       3,522,575            5.68%
Deposits with banks                    9,517            3.87%           5,419            2.79%
                               -------------                    -------------
  Total interest-earning
   assets                      $   5,691,154            6.20%   $   5,308,173            5.22%
                               -------------                    -------------
INTEREST-BEARING LIABILITIES
Interest-bearing
 demand deposits               $     785,546            1.15%   $     884,158            0.63%
Savings deposits                     390,787            0.51%         421,959            0.31%
Time deposits                      2,929,365            2.79%       2,522,845            1.70%
                               -------------                    -------------
  Total interest-bearing
   deposits                    $   4,105,698            2.26%   $   3,828,962            1.30%
Other borrowed funds                 519,908            3.40%         514,092            1.84%
                               -------------                    -------------
  Total interest-bearing
   liabilities                     4,625,606            2.38%       4,343,054            1.39%
Non-interest-bearing
 demand deposits                     703,185                          664,329
                               -------------                    -------------
  Total deposits and other
   borrowed funds              $   5,328,791                    $   5,007,383
                               -------------                    -------------
Total average assets           $   6,146,777                    $   5,753,208
Total average
 stockholders' equity          $     740,921                    $     654,450
                               -------------                    -------------

(1) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

(2) Yields include net loan fees. Non-accrual loans are included in the average balance.